UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2004

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Item 5. Other Events.

On February 11, 2004, AmerisourceBergen Corporation (the “Registrant”) issued a news release announcing that the U.S. Court of Federal Claims (the “Court”) has issued a consent order delaying the implementation of the recent award of the Department of Veterans Affairs (“VA”) Pharmaceutical Prime Vendor contract to McKesson Corporation until 45 days after the Court renders a decision on the merits of the Registrant’s challenge of the award. A copy of the news release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

On February 6, 2004, the administrative record of the VA’s award was released to outside legal counsel for the Registrant. The administrative record is not available, however, to the Registrant, either directly or indirectly. As a result, the Registrant does not know what portions, if any, of its challenge to the VA’s award are supported by the record and cannot predict the outcome of the legal proceeding.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	News Release dated February 11, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: February 11, 2004	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Senior Vice President and Chief Financial Officer